UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    May 19, 2006

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10013	87-0429944
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(949) 743-2000

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement

On May 20, 2006, VitalStream Holdings, Inc. (“VHI”), together with its wholly-owned acquisition subsidiary, VitalStream Advertising Solutions, Inc. (“VitalStream Advertising,” together with VHI, the “Company”), entered into, and closed the transaction contemplated by, an Asset Purchase Agreement dated May 19, 2006 (the “Purchase Agreement”) pursuant to which the Company purchased substantially all of the assets, and assumed substantially all of the liabilities, of EON Streams, Inc. (“EON”). EON provides media streaming solutions and advertisement insertion products and reporting with a focus on the radio broadcast market. EON provides media delivery services and products for businesses and organizations located primarily in North America. The acquired assets include patent applications relative to the advertisement insertion products, servers and other equipment, customer agreements and other assets used to operate the EON business.

As consideration for the assets of EON, in addition to the assumption of substantially all liabilities of EON, the Company issued to EON 1,747,312 shares of common stock of VHI, par value $.001. The shares were issued to EON and are “Restricted Securities.”

The Company also entered into employment agreements with Stephen Newman, former President of EON, and Kevin Woods, the Chief Technology Officer of EON. Under the agreement with Stephen Newman, he will assume the role of Executive Vice President - Advertising for VitalStream Advertising. Under the agreement with Kevin Woods, he will assume the role of Director of Advertising Products for VitalStream Advertising. The employment agreements also contain certain inventions assignment, noncompetition and nonsolicitation covenants.

The foregoing descriptions do not contain all of the terms of the Purchase Agreement or related agreements. You are advised to review the actual agreements filed herewith.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this report is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities

Securities Sold. Pursuant to the Purchase Agreement, the Company sold 1,747,312 shares of its common stock, par value $0.001 per share.

Consideration. The shares were issued in consideration of the assignment of substantially all of the assets of EON.

Exemption From Registration Claimed. The common stock issued pursuant to the Purchase Agreement was issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), based upon the following: (a) EON and its stockholders confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) EON and its stockholders were provided with certain disclosure materials and all other information requested with respect to the Company; (d) EON and its stockholders acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. VHI expects to file a Form D with the SEC and applicable states reporting the transaction.

Item 7.01 Regulation FD Disclosure

On May 22, 2006, VHI issued a press release entitled "VitalStream Acquires Eonstreams to Provide Comprehensive Online Advertising Solutions.” The full text of the press release is provided herewith as Exhibit 99.1.

The information in Item 7.01 of this Report (including exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

To be filed by amendment within 30 days of the date of this report.

(b) Pro Forma Financial Information

To be filed by amendment within 30 days of the date of this report.

(c) Exhibits

10.1	Asset Purchase Agreement dated May 19, 2006 with EON Streams, Inc., including forms of exhibits thereto

99.1	Press release entitled “VitalStream Acquires Eonstreams to Provide Comprehensive Online Advertising Solutions.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalStream Holdings, Inc.

Dated: May 22, 2006	By:	/s/ Philip N. Kaplan
Philip N. Kaplan
President